                                                                    EXHIBIT 10.3






                              EMPLOYMENT AGREEMENT



         This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of December 30, 1996, is made between MICROWAVE COMPONENTS ENTERPRISES, INC., a Michigan corporation (the "Company"), and JOHN L. SMUCKER (the "Employee").


                                    Recitals

         A. For the period prior to the date hereof, (i) the Employee has served the Company as a director and as the President, as well as being a significant shareholder, (ii) the Employee has served each of Inmet Corporation, a Michigan corporation and a wholly-owned subsidiary of the Company ("Inmet"), KDI/Triangle Corporation, a Michigan corporation and a wholly-owned subsidiary of the Company ("KDI"), and Weinschel Corporation, a Michigan corporation and a wholly-owned subsidiary of the Company ("Weinschel"), variously as a director and the Chairman of the Board, and (iii) until September 1996, the Employee had not served as an employee of the Company or its subsidiaries.

         B. Each of the subsidiaries of the Company are parties to a Management Consulting Agreement with Merchant Financial, Inc., a Michigan corporation and an affiliate of the Employee ("MFI"), pursuant to which, among other things, MFI provided consulting services to each of the subsidiaries in exchange for the following (collectively, the "Management Consulting Agreements"):

         - Inmet -- payment of a monthly management fee of $7,000 and additional payments to MFI based on the phantom participation by it in the Inmet Corporation Management Bonus Plan and the Inmet Corporation Stock Appreciation Rights Plan;

         - KDI -- payment of a monthly management fee of $10,000 and additional payments to MFI based on the phantom participation by it in any Management Bonus Plan and any Stock Appreciation Rights Plan similar to those adopted by Inmet which are adopted by KDI; and

         - Weinschel -- payment of a monthly management fee of $7,000 and additional payments to MFI based on the phantom participation by it in any Management Bonus Plan and any Stock Appreciation Rights Plan similar to those adopted by Weinschel which are adopted by Weinschel.

Beginning with the effective time of the Employee's employment with the Company in September 1996, each of the subsidiaries stopped paying the consulting fees to MFI under their respective Management Consulting Agreements and, as a result thereof, began up-streaming to the Company sufficient monies for purposes of enabling the Company to pay Mr. Smucker, as an employee, an annual salary of $250,000.

         C. Section 8.03 of the Note, Warrant and Preferred Stock Purchase Agreement (the "Purchase Agreement"), dated July 23, 1996, among the Company, National City Capital Corporation ("NCCC") and Hanifen Imhoff Mezzanine Fund, L.P. ("HI") provides, in pertinent part, that, on or before December 31, 1996,
(i) the Company and the Employee shall have entered into an employment agreement with a term of at least five (5) years in form and substance reasonable satisfactory to NCCC and HI, it being acknowledged and agreed that the compensation related thereto shall be at least equal to the aggregate of all compensation (including incentive compensation) set forth in the Management Consulting Agreements and shall not exceed 115% thereof, and (ii) the Company and the Employee shall have terminated the Management Consulting Agreements.


                                    Agreement

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:


         1. Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, as the President of the Company, upon the terms and conditions contained herein. The Employee agrees to perform the duties and responsibilities normally incident to the position of President and to follow the directives of the Board of Directors and perform all job assignments communicated to him by the Board of Directors. The Employee shall devote such of his business and professional time and efforts to the performance of his duties for the Company hereunder as the Board of Directors shall deem prudent. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, nothing herein shall obligate the Employee to discontinue his affiliation with and his performance of services on behalf of MFI.

         2. Term. The term of employment under this Agreement shall commence on January 1, 1997 and shall expire on December 31, 2001 unless sooner terminated as provided herein (the "Term"). Neither the Employee nor the Company is under any obligation to renew or extend the Employee's employment beyond the term of this Agreement.

         3. Compensation. During the term of employment, the Employee's compensation shall be as follows:

                  (a) Salary. For all services to be performed by the Employee under this Agreement (including, without limitation, services, if any, as an officer, director, employee, and/or member of any committee of the Company or any division or subsidiary of the Company), the Employee shall receive an annual salary in an amount equal to $250,000, provided that such salary is subject to increase from time to time by the Board of Directors of the Company in its sole discretion. The salary shall be payable in accordance with the Company's customary payroll practices.

                  (b) Bonus. The Employee shall be entitled receive such bonuses, if any, as shall be awarded from time to time by the Board of Directors in their sole discretion.

                  (c) Incentive Compensation.

                       (i) Management Bonus Plans. It is acknowledged and agreed that, with respect to the Management Bonus Plans in effect at or to be adopted by Inmet, KDI, Weinschel and any other subsidiaries of the Company, comparable incentive compensation shall be paid to the Employee as if he were a participant in each of such Plans on the basis of the same percentage of compensation paid as a bonus to the management employees of such subsidiaries applied to the salary payable herein which the Board of Directors determines from time to time is allocable to each such subsidiary; initially, the parties agree that 29.167%, 41.666% and 29.167% of the salary payable hereunder shall be allocated to Inmet, KDI and Weinschel, respectively.

                      (ii) Stock Appreciation Rights Plans. It is acknowledged and agreed that the Employee shall not be eligible to participate in the Stock Appreciation Rights Plans in effect at or to be adopted by Inmet, KDI, Weinschel and any other subsidiaries of the Company.

                     (iii) Incentive Stock Plans. It is acknowledged and agreed that the Employee shall be eligible to participate in such incentive stock plans as the Company shall adopt form time to time during the Term, including, without limitation, the 1996 Stock Option Plan effective as of October 23, 1996 and the grant, effective December 10, 1996, of an incentive stock option thereunder for the purchase of 11,047 shares of Common Stock.

                  (d) Reimbursement of Expenses. The Employee shall be reimbursed for all reasonable business expenses incurred in the performance of his duties hereunder.

                  (e) Employee Benefit and Profit Sharing Programs. In the event that the Company makes available any health, dental, disability, profit sharing or other similar employee benefit programs to any of its employees, the Company shall also make available the same or substantially the same employee benefit programs to the Employee on the same or substantially the same terms and conditions. The Company reserves the right to, with or without cause or notice, modify, amend or terminate such employee benefit programs or to select or change the insurance carriers (or to self-insure) with respect to such employee benefit programs. Terms and conditions of the insurance policies are controlling and final determination or eligibility for benefits is the responsibility of the applicable insurance carrier.

                  (f)     Vacation.  The Employee shall be eligible for thirty
(30) regular working days of paid vacation per calendar year.

Notwithstanding anything to the contrary in this Section 3, during each fiscal year in the Term, the sum of the salary described in Section 3(a) above and paid to the Employee, plus the bonuses, if any, described in Section 3(b) above and paid to the Employee shall not exceed $331,200 (i.e., the product of 115% x $288,000).

         4.       Termination.

                  (a) Death or Disability. The Employee's term of employment hereunder shall terminate upon his death or Disability (as defined herein). As used herein, "Disability" shall have the meaning set forth in Section 22(e) of the Internal Revenue Code of 1986, as amended (the "Code"). In the event the Employee dies during the Term, the Company shall have no further obligation to make payments to the Employee under this Agreement except to compensate the Employee in accordance with Section 3 hereof through or as of the date of death. The Company and Employee acknowledge that, due to the Employee's significant role in the management of the Company, continuation of the Employee's employment beyond the disability period would place an undue hardship on the Company. In the event the Employee suffers a Disability during the Term, the Company shall pay the Employee one hundred percent (100%) of his salary (less withholding and payroll taxes) for a period of six (6) months or the remainder of the Term (which ever is shorter) and, if applicable, after such period, pay the Employee fifty percent (50%) of his salary (less withholding and payroll taxes) for the remainder of the Term (the "Disability Payments"). The Company may, in its sole discretion, maintain disability insurance on behalf of the Employee and, to the extent the Employee receives any disability insurance benefits therefrom, the Company's obligation to make the foregoing Disability Payments shall be offset in a like amount. If the Employee is eligible for benefits under the Workers' Disability Compensation Act, any such benefits shall be offset against the Company's obligation to make Disability Payments and any benefits received from the Company's disability insurance.

                  (b)     With or Without Cause.

                          (i)      For Cause.  The Company may terminate the
Employee's term of employment hereunder immediately without prior written notice, for Cause (as defined below). In the event of such a termination for Cause, the Company shall have no further obligation to make payments to the Employee under this Agreement except to compensate the Employee in accordance with Section 3 hereof through or as of the effective date of termination. As used herein, "Cause" shall mean termination by the Company in accordance with established standards recognized by employment relations arbitrators, including, but not limited to: (A) the Employee's failure to substantially perform his services hereunder, other than any such failure resulting from his Disability, including the failure to comply with the policies, rules or directives of the Board of Directors of the Company, with such failure to be determined in the good faith opinion of the Board of Directors by affirmative vote of two-thirds of the directors (but not including the Employee if the Employee is a Director), provided that the Employee shall have received ninety (90) days prior written notice of the Board's concern with respect to such failure and shall have failed to cure such failure within such ninety (90) day period; (B) the Employee's engaging in any serious misconduct which, in the good faith opinion of the Board of Directors by affirmative vote of two-thirds of the directors (but not including the Employee if the Employee is a Director), is substantially injurious to the Company's business; (C) the Employee's performance of any act or acts of dishonesty resulting or intended to result directly or indirectly in significant gain or personal enrichment at the expense of the Company, with the foregoing to be determined in the good faith opinion of the Board of Directors by affirmative vote of two-thirds of the directors (but not including the Employee if the Employee is a Director); and
(D) the Employee's conviction of a felony, misdemeanor resulting in a jail sentence or any crime involving moral turpitude.

                  (ii) Without Cause. The Company may terminate the Employee's term of employment hereunder without prior written notice, without Cause. If this Agreement is terminated by the Company without Cause, the Employee shall be entitled to receive liquidated damages equal to one hundred percent (100%) of his salary (less withholding and payroll taxes) for the remainder of the Term.

                  (c) Termination due to Breach. The Company may terminate the Employee's term of employment hereunder if the Employee shall have breached one or more of his agreements with the Company or its subsidiaries, including those contained in this Agreement, except to the extent such breach or breaches would not reasonably be likely to have a material and adverse effect on the Company or its subsidiaries, taken as a whole, with the foregoing to be determined in the good faith opinion of the Board of Directors by affirmative vote of two-thirds of the directors (but not including the Employee if the Employee is a Director), provided that the Employee shall have received thirty (30) days prior written notice of the Board's concern with respect to such breach and shall have failed to cure such breach within such thirty (30) day period. In the event of such a termination due to a breach, the Company shall have no further obligation to make payments to the Employee under this Agreement except to compensate the Employee in accordance with Section 3 hereof through or as of the effective date of termination.

         5.       Noncompetition Matters.

                  (a) Covenant. The Employee hereby acknowledges and recognizes the competitive nature of the business of the Company and, accordingly, in partial consideration of the consummation of this Agreement, the Employee agrees that, during the Noncompetition Period (as defined below), the Employee will not, directly or indirectly, whether as an officer, director, executive, proprietor, employee, partner, investor (other than as a holder of less than five percent (5%) of the outstanding stock of a publicly traded corporation), consultant, independent contractor, advisor, agent, or otherwise, engage in any Business Activities (as defined below) in competition with the Company or its subsidiaries.

                  (b) Noncompetition Period. As used herein, the term "Noncompetition Period" shall mean the period commencing with the date hereof and ending on the first (1st) anniversary of the termination of the Employee's employment with the Company or the fifth

(5th) anniversary of the date hereof, which ever is earlier, provided that the Noncompetition Period shall end immediately if the Company terminates the Employee's employment under this Agreement without Cause.

                  (c) Business Activities. As used herein, the term "Business Activities" shall mean designing, manufacturing and marketing catalog and custom engineered RF and electronic microwave frequency components and subassemblies, which components and subassemblies are utilized in a wide variety of commercial applications and defense systems relating to telecommunications, cellular telephone cell site equipment, radar, navigation, military electronic countermeasures and medical and industrial monitoring and tracking systems in air, ground, sea and space environments.

                  (d) Irreparable Harm; Injunctive Relief. The Employee acknowledges that if he violates the terms of this Section 5, he will cause severe and irreparable injury to the business and goodwill of the Company, which injury is not adequately compensable by money damages. Accordingly, in the event of a breach of this Section 5, the Company shall, in addition to any other rights and remedies, be entitled to immediate and appropriate injunctive relief, or a decree of specific performance of this Agreement, without the necessity of showing any irreparable injury or special damages, in an appropriate court having equitable jurisdiction in the matter in the State of Michigan.

                  (e) Enforceability. If the terms of this Section 5 shall be held by a court to be invalid or unenforceable because it is too broad in any respect, this Agreement shall be narrowed by the court to the extent deemed necessary by the court to be enforceable.

         6.       Confidentiality.

                  (a) Covenant. The Employee agrees to at all times (i.e., during the Term and thereafter without limitation) hold in confidence and keep secret and inviolate all of the confidential information of the Company (which, for purposes of this Section 6, includes Inmet, KDI and Weinschel, as well as any other direct or indirect subsidiary of the Company), including, without limitation, all unpublished matters relating to the business, property, accounts, books, records, customers and contracts of the Company which he may or hereafter come to know; provided, however, that the Employee may (i) disclose any such information which has otherwise entered the public domain (other than through a breach of this Agreement) or which he is required to disclose to any governmental authority by law or subpoena or judicial process, and (ii) disclose so much of such information to personal tax or financial advisors as may be required to enable such advisors to render appropriate advice to the Employee.

                  (b) Irreparable Harm; Injunctive Relief. The Employee acknowledges that if he violates the terms of this Section 6, he will cause severe and irreparable injury to the business and goodwill of the Company, which injury is not adequately compensable by money damages. Accordingly, in the event of a breach of this Section 6, the Company shall, in addition to any other rights and remedies, be entitled to immediate and appropriate injunctive relief, or a decree of specific performance of this Agreement, without the necessity of showing any irreparable injury or special damages, in an appropriate court having equitable jurisdiction in the matter in the State of Michigan.

         7. Arbitration. The Company and the Employee agree that, except for the injunctive relief described above in Section 5(d), any and all disputes, claims or controversies arising in connection with this Agreement shall be finally settled by arbitration pursuant to the Voluntary Labor Arbitration Rules of the American Arbitration Association, as then in effect. In the event of any conflict between such Rules and the provisions of this Agreement, the provisions of this Agreement shall govern. In selecting the eligible arbitrators, the American Arbitration Association will give due consideration to the subject matter of the dispute. The arbitrator's sole authority shall be to interpret and apply the provisions of this Agreement; the arbitrator shall not change, add to, or subtract from, any of the provisions of this Agreement. The arbitrator shall have the power to compel attendance of witnesses at the hearing. The arbitration hearing shall be conducted in the metropolitan area of Detroit, Michigan. All expenses of the arbitration shall be divided equally between the Company and the Employee. Each party will be responsible for its/her own legal fees and other costs relating to the arbitration proceeding. Any decision, award and/or judgment rendered by the arbitrators may be entered in and enforced by any court having competent jurisdiction thereof.

         7. Miscellaneous.

            (a) Notices. All notices, demands and other communications hereunder shall be in writing and, unless otherwise specifically provided herein, shall be deemed to have been duly given and received when physically delivered, telephonically transmitted via telecopier or other similar means or five (5) business days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient, as follows:

                    If to the Employee:

                    John L. Smucker
                    789 Trombley
                    Grosse Pointe Park, Michigan  48230
                           (313-331-5915)

                    If to the Company:

                    Colleen M. Spencer, Treasurer
                    c/o Inmet Corporation
                    300 Dino Drive
                    Ann Arbor, Michigan  48103
                           (313-426-5553; fax 313-426-5557)

                    and to:

                    John K. Cannon, Secretary
                    5410 Osprey Court
                    Sanibel, Florida  33957
                          (941-395-9602 [for fax, push "*"])

                    with a courtesy copy to:

                    Dykema Gossett PLLC
                    400 Renaissance Center
                    Detroit, Michigan 48243
                          (313-568-5374; fax 313-568-6915)
                    Attention: J. Michael Bernard

Such names and addresses may be changed by written notice.

                  (b) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  (c) Captions. The captions to the sections and subsections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict or enlarge substantive provisions of this Agreement.

                  (d) Parties in Interest. This Agreement shall bind and shall inure to the benefit of the parties hereto, their respective successors and assigns.

                  (e) Complete Agreement. This Agreement shall constitute the entire agreement between the parties hereto and shall supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

                  (f) Modifications. The terms of this Agreement cannot be modified except in writing and signed by the parties hereto.

                  (g) Assignment. Except as otherwise expressly provided in this Agreement, the rights and obligations provided by this Agreement shall not be assignable by any party without the prior written consent of the other parties.

                  (h) Severability. In the event that any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  (I) GOVERNING LAW. THE TERMS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH MICHIGAN LAW.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                         MICROWAVE COMPONENTS ENTERPRISES, INC.,
                                         the Company


                                         By:      /s/ Colleen M. Spencer
                                                  ------------------------------
                                                  Colleen M. Spencer, Treasurer


                                         By:      /s/ John K. Cannon
                                                  ------------------------------
                                                  John K. Cannon, Secretary



                                         /s/ John L. Smucker
                                         ---------------------------------------
                                         JOHN L. SMUCKER, the Employee

                               MCE COMPANIES, INC.


                                 AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT



         This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT ("Amendment No. 1"), dated as of August 15, 2000, is made between MCE COMPANIES, INC., a Michigan corporation f/k/a Microwave Components Enterprises, Inc. (the "Company"), and JOHN L. SMUCKER (the "Employee").

                                    RECITALS

         1. Prior to the date hereof, the parties hereto entered into that certain Employment Agreement, dated December 30, 1996 (the "Employment Agreement").

         2. Pursuant to a Consent Agreement, dated as of July 25, 2000, among the Company, National City Capital Corporation ("NCCC"), and Hanifen Imhoff Mezzanine Fund, L.P. ("Hanifen" and, together with NCCC, the "1996 Purchasers"), the 1996 Purchasers have provided their consent under that certain Amended and Restated Note, Warrant and Preferred Stock Purchase Agreement, dated as of July 21, 2000, among the Company and the 1996 Purchasers with respect to this Amendment No. 1.

         3. Pursuant to a Consent Agreement, dated as of July 25, 2000, among the Company, NCCC, Great Lakes Capital Investments I, LLC ("GLCI") and Rocky Mountain Mezzanine Fund II, L.P. ("RMMF" and, together with NCCC and GLCI, the "1999 Purchasers"), the 1999 Purchasers have provided their consent under that certain Senior Subordinated Note and Warrant Purchase Agreement, dated as of July 28, 1999, as amended, among the Company and the 1999 Purchasers with respect to this Amendment No. 1.

         4. The parties hereto desire to amend the Employment Agreement in the manner set forth below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of these premises and subject to the terms and conditions contained herein and for the other consideration provided herein, the parties agree as follows:

         A. Termination of Compensation Cap. The last paragraph of Section 3 of the Employment Agreement, a copy of which is set forth below, is hereby terminated and without further force or effect:

         "Notwithstanding anything to the contrary in this Section 3, during each fiscal year in the Term, the sum of the salary described in Section 3(a) above and paid to the Employee, plus the bonuses, if any, described in Section 3(b) above and paid to the Employee shall not exceed $331,200 (i.e., the product of 115% x $288,000)."

         B.       Miscellaneous.

                  (1) Effective Date. The effective date of this Amendment No. 1 is as of the date first written above.

                  (2) Continuation of Employment Agreement. Except as expressly modified or amended hereby, all of the terms and conditions of the Employment Agreement shall continue and remain in full force and effect.

                  (3) Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

                  (4) Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be treated as an original but all of which, collectively, shall constitute a single instrument.

                  (5) GOVERNING LAW. THIS AMENDMENT NO. 1 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF MICHIGAN WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF MICHIGAN OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MICHIGAN.

                  (6) Cooperation. In case at any time after the date hereof any further action is necessary to carry out the purposes of this Amendment No. 1, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as the other party or parties reasonably may request, all at the sole cost and expense of the requesting party or parties.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the day and year first above written.


                               MCE COMPANIES, INC.


                               By: /s/ Jon E. Carlson
                                   -------------------------------------------
                                        Jon E. Carlson, Vice President-Finance



                               /s/ John L. Smucker
                               -----------------------------------------------
                               JOHN L. SMUCKER